Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-112601) and on Form S-8 (Nos.333-38321, 333-145934, and 333-169552) of Vail Resorts, Inc. of our reports dated September 23, 2014 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP

Denver, Colorado
September 23, 2014